EXHIBIT 99

                               ESCROW AGREEMENT


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                               ESCROW AGREEMENT

        This Agreement is made and entered into as of_____________ , 1996, by and among (the "Escrow Agent") and Metropolitan Realty Company, L.L.C. (the "Company").

                                   RECITALS

        The Company proposes to offer for sale to investors through officers and directors of its predecessor corporation, Metropolitan Realty Corporation, a Michigan corporation, a minimum of $25,000,000 and a maximum of $50,000,000 of Class B membership interests (the "Class B Membership Interests").

        The Company intends to offer initially $25,000,000 of Class B Membership Interests on a best-efforts basis in a public offering (the "Offering") pursuant to a registration statement filed on Form S-11 under the Securities Act of 1933, Registration No. 33-99696, as amended (the "Registration Statement") for a period of 90 days from the date hereof unless acceptable subscriptions for all Class B Membership Interests have been previously received, subject to possible extension to sell on the same terms and conditions as the other Class B Membership Interests, up to $25,000,000 additional Class B Membership Interests, for up to an additional 90 days. Subscription funds will be held in escrow by the Escrow Agent, pending receipt of acceptable subscriptions for at least $25,000,000 (the "Minimum Subscription Level"). Capitalized terms used herein with definition shall have the meanings assigned to them in the Registration Statement.

        The Company desires to establish an escrow account with the Escrow Agent in which funds received from subscribers will be deposited pending completion of the Offering Period (as hereinafter defined). [INSERT NAME OF BANK] agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

                                   AGREEMENT

        Now, therefore, in consideration of the foregoing, it is hereby agreed as follows:

        1. Establishment of Escrow Account. Effective as of the date hereof, the parties hereby establish an escrow account with the Escrow Agent, which escrow account shall be entitled the Metropolitan Realty Company, L.L.C. Class B Membership Interest Escrow Account (the "Escrow Account"). The Company will instruct subscribers to make checks for subscriptions payable to the order of the Escrow Agent. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the subscriber who submitted the check.







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        2.     Offering Period.  The Offering Period shall begin with the effective date of the Registration Statement and shall terminate upon the earlier to occur of the following:

               A. The date upon which the Escrow Agent confirms to the Company that it has received in the Escrow Account gross proceeds in deposited funds equalling the Minimum Subscription Level and the Company confirms to the Escrow Agent that it has determined not to extend the Offering Period for an additional 90 days as permitted in the Registration Statement; or

               B. The expiration of 90 days from the date of commencement of the Offering (unless extended as permitted in the Registration Statement for an additional 90 days by the Company); or

               C. The date upon which a determination is made by the Company to terminate the Offering prior to the sale of the Minimum Subscription Level.

        During the Offering Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

        3. Deposits into the Escrow Account. The Company agrees that it shall promptly deliver all monies received from subscribers for the payment of the Class B Membership Interests to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the principal amount of the Class B Membership Interests purchased, whether the consideration received was in the form of a check, draft, or money order, the date of said check, draft, or money order, and the date received delivered to the Escrow Agent. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

        4.     Disbursements from the Escrow Account.

               A. In the event the Escrow Agent does not receive subscriptions for the Minimum Subscription Level prior to the termination of the Offering Period, the Escrow Agent shall promptly notify the Company by telephone, confirmed in writing, of such fact and shall promptly thereafter refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, together with the sums payable to such subscriber pursuant to paragraph 6 hereof. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.

               B. In the event the Escrow Agent receives the Minimum Subscription Level prior to termination of the Offering Period, the Company may elect to either close

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with subscribers and discontinue the Offering or defer a closing with subscribers until the end of the Offering Period. Upon completion of the Offering, the Company will close with all subscribers and will issue certificates representing the Class B Membership Interests to all subscribers and the Escrow Agent will deliver the subscription funds to the Company. The Minimum Subscription Level may be met by funds that are deposited from the effective date of the Offering up to and including the date on which the Offering Period terminates. However, escrow cannot be broken and the Offering may not proceed to closing until customer checks have been collected through the normal banking channels in an aggregate amount sufficient to meet the Minimum Subscription Level. Purchases made after the Offering Period has terminated, but prior to the date escrow is broken pending clearance of subscribers' funds, may not subsequently be counted to meet the Minimum Subscription Level should checks tendered prior to the termination of the Offering Period fail to clear the banking system.

        5. Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

        Any check returned unpaid to the Escrow Agent shall be returned to the subscriber that submitted the check. In such case, the Escrow Agent will promptly notify the Company of such return.

        If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

        6. Investment of Escrow Amount. The Escrow Agent shall invest the Escrow Amount in and only in short-term securities issued or guaranteed by the United States Government or its agencies, or in other investments permitted under the federal securities laws. All interest earned on subscription funds, net of escrow costs, will be allocated among the subscribers on a pro rata basis based on the amount of their subscription and the length of time their subscription funds were held in escrow and will be paid to subscribers at closing or upon termination of the Offering.

        7. Representative of Escrow Agent. The Escrow Agent represents that it has all necessary power and authority to enter into this Escrow Agreement and undertake the obligations and responsibilities imposed upon it herein and that it will carry out all of its obligations hereunder.

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        8.     Compensation of Escrow Agent. The Company shall pay the Escrow
Agent a fee for its services hereunder, together with all necessary and reasonable expenses incurred or to be incurred by the Escrow Agent. If it is necessary for the Escrow Agent to return funds to the purchasers of the Class B Membership Interests, the Company shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

        9. Liability of the Escrow Agent. The recitals herein shall be taken as the statements of the Company and shall not be considered as made by or imposing any obligation or liability upon the Escrow Agent. The Escrow Agent is not a party to the Registration Statement and is not responsible for nor bound by any of the provisions thereof. In its capacity as Escrow Agent it is agreed that the Escrow Agent need look only to the terms and provisions of this Escrow Agreement.

        The Escrow Agent makes no representations as to the value, conditions or sufficiency of the Escrow Account or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, and the Escrow Account shall not incur any liability or responsibility in respect to any such matters. Notwithstanding any provision contained herein to the contrary, the Escrow Agent shall not have any liability whatsoever for the insufficiency of funds from time to time in the Escrow Account.

        It is the intention of the parties hereto that the Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers thereunder.

        The Escrow Agent shall not be liable for any action taken or neglected to be taken by it in good faith in any exercise of reasonable care and believed by it to be within the discretion or power conferred upon it by this Escrow Agreement, nor shall the Escrow Agent be responsible for the consequences of any error of judgment; and the Escrow Agent shall not be answerable except for its own action, neglect or default, nor for any loss unless the same shall have been through its negligence or want of good faith.

        Unless it is specifically otherwise provided herein, the Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of the Company with respect to arrangements or contracts with others, with the Escrow Agent's sole duty hereunder being to safeguard the Escrow Account, to dispose of and deliver the same in accordance with this Escrow Agreement. If, however, the Escrow Agent is called upon by the terms of this Escrow Agreement to determine the occurrence of any event or contingency, the Escrow Agent shall be obligated, in making such determination, only to exercise reasonable care and diligence, and in the event of error in making such determination the Escrow Agent shall be liable only for its own misconduct or its negligence. In determining the occurrence of any such

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event or contingency the Escrow Agent may request from the Company or any other person such reasonable additional evidence as the Escrow Agent in its discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and in this connection may make inquiries of, and consult with, among others, the Company at any time.

        10. Notices. Any notice, authorization, request, or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified mail, postage prepaid address as follows:

               If to the Company:
               ------------------
               Metropolitan Realty Company, L.L.C.
               535 Griswold
               Suite 748
               Detroit, Michigan  48226
               Attention: Ms. Nancy A. Mattar, Vice President

               If to the Escrow Agent:
               -----------------------

               ---------------------------------------

               ---------------------------------------

               ---------------------------------------

               Attention:_____________________________


        11.    Binding Agreement.   This Agreement shall be binding upon, and
inure to, the benefit of the parties hereto, their heirs, successors and assigns.

        12. Termination of Proceedings. This Agreement shall terminate in its entirety and the Escrow Agent shall have no further obligations or responsibilities hereunder, when all of the Escrow Amount has been distributed as provided in paragraph 4, above.

        13. Michigan Law Governs. This Escrow Agreement shall be governed exclusively by the provisions hereof and by the applicable laws of the State of Michigan.



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        This Escrow Agreement may be executed in counterparts, each of which shall be considered an original.


                                          METROPOLITAN REALTY COMPANY L.L.C.


                                       By: ___________________________________
                                     Name: ___________________________________
                                    Title: ___________________________________





                                          ESCROW AGENT:


                                       By:        [INSERT NAME OF BANK]
                                           -----------------------------------
                                     Name: ___________________________________
                                    Title: ___________________________________



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